EXHIBIT (h)(3)

AMENDMENT TO THE

AMENDED AND RESTATED TRANSFER AGENCY AND SERVICE

AGREEMENT

AMENDMENT made as of the 14th day of December, 2023 is made to the Amended and Restated Transfer Agency and Service Agreement dated June 26, 2019, as amended (the “Agreement”), by and between each investment company identified on Exhibit A of the Agreement (individually the “Fund” and collectively the “ Funds “) and John Hancock Signature Services, Inc. (“JHSS”).

WHEREAS, the parties to the Agreement desire to amend Exhibit A contained in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth. and intending to be legally bound. the parties agree the Agreement shall be amended as follows:

1.	CHANGE IN Exhibit A:

Exhibit A of the Agreement is hereby amended and restated to account for the addition of one new fund, John Hancock Managed Account Shares Bond Completion Portfolio, a series of John Hancock Strategic Series.

2.	EFFECTIVE DATE

This Amendment shall become effective as of date first mentioned above.

3.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

(THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf under their seals by and through their duly authorized officers, a of the day and year first above written.

On Behalf of each Fund and Portfolio Listed on Exhibit A of the Agreement		John Hancock Signature Services, Inc.

By:	/s/Kristie M. Feinberg	By:	/s/Jeffrey H. Long
	Kristie M. Feinberg		Jeffrey H. Long
	President		Vice President and Chief Financial Officer

Exhibit A

List of Funds and Portfolios

John Hancock Strategic Series

John Hancock Managed Account Shares Investment-Grade Corporate Bond Portfolio

John Hancock Managed Account Non-Investment-Grade Corporate Bond Portfolio

John Hancock Managed Account Shares Securitized Debt Portfolio

John Hancock Managed Account Shares Non-Investment-Grade Municipal Bond Portfolio

John Hancock Managed Account Shares Bond Completion Portfolio

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